Exhibit 10.19
ESCROW AGREEMENT
THIS ESCROW AGREEMENT (this “Agreement”) is made as of June 25, 2009, by and among Genesis Fluid Solutions, Ltd., a Colorado corporation, with an address at 6660 Delmonico Drive, Suite 242-D, Colorado Springs, Colorado 80919 (“GFS”), and Sichenzia Ross Friedman Ference LLP, with an address at 61 Broadway, New York, New York 10006 (the “Escrow Agent”). Capitalized terms used but not defined herein shall have the meanings set forth in that certain form of Subscription Agreement, annexed hereto as Schedule I, as amended or supplemented from time-to-time, including all attachments, schedules and exhibits thereto (the “Subscription Agreement”).
WITNESSETH:
WHEREAS, GFS will be merging into a wholly-owned subsidiary of a publicly-reporting company (the “Company”), thereby becoming a wholly-owned subsidiary of the Company;
WHEREAS, the Company desires to sell (the “Offering”) a minimum of $1,600,000 (“Minimum Amount”) of Units and a maximum of $7,500,000 (“Maximum Amount”) of Units. Each Unit shall consist of (i) 25,000 shares of Common Stock of the Company (the “Shares”) and (ii) a two-year warrant to purchase 12,500 shares of Common Stock at an exercise price of $4.00 per share (the “Warrant”);
WHEREAS, immediately prior to the closing of the Offering, the subscribers in the Offering (the “Subscribers”) will be provided a draft Current Report on Form 8-K (the “Form 8-K”), and in connection therewith the Subscribers will be asked to execute a reconfirmation of their desire to subscribe for the Units in the Offering;
WHEREAS, GFS, on behalf of the Company, desires to establish an escrow account with the Escrow Agent into which the Company shall instruct the Subscribers to deposit checks and other instruments or wire funds for the payment of money made payable to the order of “Sichenzia Ross Friedman Ference LLP, as Escrow Agent for Genesis Fluid Solutions Holdings, Inc.”, and Escrow Agent is willing to accept said checks and other instruments and wires for the payment of money in accordance with the terms hereinafter set forth; and
WHEREAS, GFS will cause the Company to assume its obligations under the Escrow Agreement.
NOW, THEREFORE, in consideration of the covenants and mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

ARTICLE I
TERMS OF THE ESCROW
1.1 The parties hereby agree to establish an escrow account (the “Escrow Account”) with the Escrow Agent whereby the Escrow Agent shall hold the collected funds deposited into the Escrow Account (the “Escrow Funds”).
1.2 Upon the Escrow Agent’s receipt of the Escrow Funds from the Subscribers for the Closing, it shall telephonically advise the Company, or the Company’s designated attorney or agent, of the amount of funds it has received into the Escrow Account.
1.3 Wire transfers to the Escrow Agent shall be made as follows:
Citibank
New York, NY
A/C of Sichenzia Ross Friedman Ference LLP (IOLA Account)
A/C#:
ABA#:
SWIFT Code:
REMARK:       GENESIS FLUID SOLUTIONS HOLDINGS, INC.
1.4 The Escrow Agent shall, upon receipt of written instructions in a form and substance satisfactory to the Escrow Agent, received from the Company (including a representation from the Company that the Company has furnished each Subscriber with the Form 8-K and that each Subscriber reconfirmed its investment in the Offering following receipt of the Form 8-K), pay the Escrow Funds in accordance with such written instructions, such payment or payments to be made by wire transfer within one (1) business day of receipt of such written instructions.
1.5 The Company may reject or cancel any subscription in the Offering in whole or in part. If payment for any such rejected or canceled subscription has been delivered to the Escrow Agent, the Company will inform the Escrow Agent of the rejection or cancellation, and the Escrow Agent upon receiving such notice shall promptly return such funds to said Subscriber, but in no event prior to those funds becoming collected and available for withdrawal. In addition, Subscribers are required to reconfirm their subscription upon receipt of the Form 8-K. Subscribers who do not reconfirm their subscription will be entitled to a return of their subscription funds, without interest or deduction, and the Escrow Agent upon receiving written notice from the Company shall promptly return such funds to such Subscribers.
ARTICLE II
MISCELLANEOUS
2.1 No waiver or any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed an extension of the time for performance of any other obligation or act.

2.2 Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:30 p.m. (Eastern Time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Business Day or later than 5:30 p.m. (Eastern Time) on any Business Day, (c) the 2nd Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. As used herein, “Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed.
2.3 This Escrow Agreement shall be binding upon and shall inure to the benefit of the permitted successors and permitted assigns of the parties hereto.
2.4 This Escrow Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Escrow Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the parties to be charged or by its agent duly authorized in writing or as otherwise expressly permitted herein.
2.5 Whenever required by the context of this Escrow Agreement, the singular shall include the plural and masculine shall include the feminine. This Escrow Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if all parties had prepared the same.
2.6 The parties hereto expressly agree that this Escrow Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of New York. Any action to enforce, arising out of, or relating in any way to, any provisions of this Escrow Agreement shall only be brought in a state or Federal court sitting in New York City.
2.7 The Escrow Agent’s duties hereunder may be altered, amended, modified or revoked only by a writing signed by the parties hereto.
2.8 The Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth herein and may rely and shall be protected in relying or refraining from acting on any instrument reasonably believed by the Escrow Agent to be genuine and to have been signed or presented by the proper party or parties. The Escrow Agent shall not be personally liable for any act the Escrow Agent may do or omit to do hereunder as the Escrow Agent while acting in good faith and in the absence of gross negligence, fraud and willful misconduct.

2.9 The Escrow Agent is hereby expressly authorized to disregard any and all warnings given by any of the parties hereto or by any other person or corporation, excepting only orders or process of courts of law and is hereby expressly authorized to comply with and obey orders, judgments or decrees of any court. In case the Escrow Agent obeys or complies with any such order, judgment or decree, the Escrow Agent shall not be liable to any of the parties hereto or to any other person, firm or corporation by reason of such decree being subsequently reversed, modified, annulled, set aside, vacated or found to have been entered without jurisdiction.
2.10 The Escrow Agent shall not be liable in any respect on account of the identity, authorization or rights of the parties executing or delivering or purporting to execute or deliver the Subscription Agreement or any documents or papers deposited or called for thereunder in the absence of gross negligence, fraud and willful misconduct.
2.11 The Escrow Agent shall be entitled to employ such legal counsel and other experts as the Escrow Agent may deem necessary properly to advise the Escrow Agent in connection with the Escrow Agent’s duties hereunder, may rely upon the advice of such counsel, and may pay such counsel reasonable compensation; provided that the costs of such compensation shall be borne by the Escrow Agent.
2.12 The Escrow Agent’s responsibilities as escrow agent hereunder shall terminate if the Escrow Agent shall resign by giving written notice to the Company. In the event of any such resignation, the Subscribers and the Company shall appoint a successor escrow agent and the Escrow Agent shall deliver to such successor escrow agent any Escrow Funds held by the Escrow Agent.
2.13 If the Escrow Agent reasonably requires other or further instruments in connection with this Escrow Agreement or obligations in respect hereto, the necessary parties hereto shall join in furnishing such instruments.
2.14 It is understood and agreed that should any dispute arise with respect to the delivery and/or ownership or right of possession of the documents (if any) or the Escrow Funds held by the Escrow Agent hereunder, the Escrow Agent is authorized and directed in the Escrow Agent’s sole discretion (i) to retain in the Escrow Agent’s possession without liability to anyone all or any part of said documents or the Escrow Funds until such disputes shall have been settled either by mutual written agreement of the parties concerned by a final order, decree or judgment or a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Escrow Agent shall be under no duty whatsoever to institute or defend any such proceedings or (ii) to deliver the Escrow Funds and any other property and documents held by the Escrow Agent hereunder to a state or Federal court having competent subject matter jurisdiction and located in the City of New York in accordance with the applicable procedure therefore.
2.15 GFS, the Company and the Subscribers agree jointly and severally to indemnify and hold harmless the Escrow Agent and its partners, employees, agents and representatives from any and all claims, liabilities, costs or expenses in any way arising from or relating to the duties or performance of the Escrow Agent hereunder or the transactions contemplated hereby or by the Subscription Agreement other than any such claim, liability, cost or expense to the extent the same shall have been determined by final, unappealable judgment of a court of competent jurisdiction to have resulted from the gross negligence, fraud or willful misconduct of the Escrow Agent.

IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of date first written above.

GENESIS FLUID SOLUTIONS, LTD.
By:	/s/ Michael Hodges
	Name:	Michael Hodges
	Title:	Chief Executive Officer

ESCROW AGENT: SICHENZIA ROSS FRIEDMAN FERENCE LLP
By:	/s/ Harvey Kesner
	Name:	Harvey Kesner
	Title:	Partner